                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES
                 OF INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.



                 NAME                                     STATE OF INCORPORATION
                 ----                                     ----------------------

1.  Insurance Management Solutions, Inc.                          Florida
2.  Geotrac of America, Inc.                                      Florida
3.  Colonial Claims Corporation                                   Florida
4.  IMS Direct, Inc.                                              Florida